Universal Technical Institute Announces
Jerome A. Grant to Succeed Kimberly J. McWaters as Chief Executive Officer
Company Expects to Achieve the Higher End of Full Year Guidance for Fiscal 2019

SCOTTSDALE, ARIZ. - October 21, 2019 - Universal Technical Institute, Inc. (NYSE: UTI), the nation’s leading provider of technician training for the transportation industry, announced today that Kimberly J. McWaters has advised the Board that she will retire as Chief Executive Officer effective October 31, 2019. The Company is pleased to report that McWaters will continue to serve on the Board of Directors as a non-executive director. Jerome A. Grant, the company’s Executive Vice President and Chief Operating Officer will become Chief Executive Officer and join the Board of Directors on November 1, 2019. The company expects to achieve the higher end of its full year guidance for fiscal 2019, which was raised on its August 2019 earnings call.

McWaters has had an extraordinary, 35-year career at UTI, beginning as a receptionist in 1984, and culminating as President and CEO.

“It has been a privilege to work for a purpose-driven company with so many talented people who have helped educate and graduate over 220,000 technicians. Together, we grew this organization from a single automotive program in Arizona into the nation’s leading provider of technician training. I am proud of our brands, the quality reputation we have earned with students, employers, educators and regulators and the outcomes we deliver for students. We have always been a force for good,” McWaters said.

“Given UTI’s significant transformation over the past two years and the upward trajectory projected for 2020, the company is now well positioned for a new phase of profitable growth. My decision to move into a non-executive role at this time reflects my strong confidence in Jerome Grant and his management team.

“Jerome served as a principal architect and leader of UTI’s transformation effort, which has reshaped the organization’s marketing, operational execution and industry engagement and helped drive UTI’s turnaround. He is the perfect person to lead UTI through this next phase of growth, and his appointment is the result of the Board’s thoughtful multi-year approach to succession planning,” McWaters concluded.

Prior to his role as Chief Operating Officer, Grant spent more than two decades in executive leadership roles at both Pearson Education and McGraw Hill. Most notably, he launched McGraw-Hill’s innovative higher education services business and led Pearson Higher Education’s digital product management group through the initial stages of their digital transformation. He served for more than ten years as President of Pearson’s Business and Technology skills division, growing revenues to more than $425 million and generating more than $112 million in EBITDA. In that capacity, he also oversaw the operation and global expansion of Pearson’s financial training organization, the New York Institute of Finance. Jerome holds bachelor’s degrees in both marketing and labor relations from the University of Wisconsin in Milwaukee.

Grant said, “I am excited to become the next CEO of UTI and appreciate the opportunity. The company has a rich history, amazing resilience, a clear and powerful purpose, and incredible potential. We have proven that we can turn the tide, reverse trends and set ourselves on the path to profitable growth, while continuing to provide a superior education and impressive student outcomes. I look forward to leading the company as we capitalize on the many opportunities in front of us.”
Chairman Robert DeVincenzi commented, “On behalf of the Board of Directors, I want to thank Kim for her many years of service and her careful stewardship of the company during one of the most challenging times the industry has faced. Over the past two years, she and Jerome have partnered together to transform the company and have delivered significant returns to shareholders. The Board has been very impressed with

Jerome’s performance, depth of experience in higher education as well as his track record for innovative growth.
“As Jerome steps into the CEO role, we are confident he will further optimize UTI’s potential and opportunities for growth. The Board is pleased that Kim will continue to serve the company as a non-executive director and looks forward to supporting Jerome as he drives strategic and operational initiatives that will assure the company’s sustained market leadership. We thank both Kim and Jerome for working with us on a transition plan that will be seamless for employees, customers, and shareholders,” continued DeVincenzi.
The company also announced that Conrad A. Conrad will retire from the Board on November 1, 2019. “We thank Conrad for his valued and extensive years of leadership and service to UTI,” said DeVincenzi. “He led the Board as a Lead Independent Director for many years, in addition to serving as head of our Audit Committee. His guidance was always appreciated and will be missed.”

The company expects to achieve the higher end of its full year guidance for fiscal 2019, which was raised on its August 2019 earnings call. Additionally, the company reiterates its expectations for increasing revenue and growing new student starts and average student population for fiscal year 2020 as well as significant improvements to cash flow and operating results. The company plans to report its full financial results for the fourth quarter and full year 2019, as well as full year 2020 guidance in early December 2019.

Safe Harbor Statement
All statements contained herein, other than statements of historical fact, are “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Such statements are based upon management's current expectations and are subject to a number of uncertainties that could cause actual performance and results to differ materially from the results discussed in the forward-looking statements. Factors that could affect the company's actual results include, among other things, changes to federal and state educational funding, changes to regulations or agency interpretation of such regulations affecting the for-profit education industry, possible failure or inability to obtain regulatory consents and certifications for new or expanding campuses, potential increased competition, changes in demand for the programs offered by UTI, increased investment in management and capital resources, the effectiveness of the recruiting, advertising and promotional efforts, changes to interest rates and unemployment, general economic conditions of the company and other risks that are described from time to time in the company's public filings. Further information on these and other potential factors that could affect the financial results or condition may be found in the company's filings with the Securities and Exchange Commission. The forward-looking statements speak only as of the date of this press release. Except as required by law, the company expressly disclaims any obligation to publicly update any forward-looking statements whether as a result of new information, future events, changes in expectations, any changes in events, conditions or circumstances, or otherwise.

About Universal Technical Institute, Inc.
With more than 220,000 graduates in its 54-year history, Universal Technical Institute, Inc. (NYSE: UTI) is the nation’s leading provider of technical training for automotive, diesel, collision repair, motorcycle and marine technicians, and offers welding technology and computer numerical control (CNC) machining programs. The company has built partnerships with industry leaders, outfits its state-of-the-industry facilities with current technology, and delivers training that is aligned with employer needs. Through its network of 13 campuses nationwide, UTI offers post-secondary programs under the banner of several well-known brands, including Universal Technical Institute (UTI), Motorcycle Mechanics Institute and Marine Mechanics Institute (MMI) and NASCAR Technical Institute (NASCAR Tech). The company is headquartered in Scottsdale, Arizona. For more information, visit uti.edu.

Company Contact:
Troy Anderson
Chief Financial Officer
Universal Technical Institute, Inc.
(623) 445-9365

Investor Relations Contact:
Moriah Shilton
LHA Investor Relations
(415) 433-3777
UTI@lhai.com

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